    As filed with the Securities and Exchange Commission on August 19, 1997.
                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                    95-2841597
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                           HARKEN ENERGY CORPORATION
                     5605 NORTH MACARTHUR BLVD., SUITE 400
                              IRVING, TEXAS 75038
                         (Address, including Zip Code,
                        of Principal Executive Offices)

                           HARKEN ENERGY CORPORATION
               1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                               GREGORY S. PORTER
                           HARKEN ENERGY CORPORATION
                     5605 NORTH MACARTHUR BLVD., SUITE 400
                              IRVING, TEXAS 75038
                                 (972)-753-6900
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                                                             PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF SECURITIES TO BE           AMOUNT TO BE         PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING       REGISTRATION
          REGISTERED (1)                 REGISTERED              PRICE PER SHARE(2)              PRICE (2)               FEE
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  $.01 par value                      3,830,000 shares                 $5.38                    $20,605,400           $6,244.06
=================================================================================================================================

(1) Shares of common stock of Harken Energy Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the Harken Energy Corporation 1996 Incentive and Nonstutory Stock Option Plan (the "1996 Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1996 Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on August 14, 1997, as reported on the American Stock Exchange.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a), (b) and (c) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock, offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above; and

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (SEC File No. 0-9207), including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock will be passed upon for Harken by Gregory S. Porter, Esq., Vice President - Legal of Harken. Mr. Porter has been granted options to purchase an aggregate of 160,000 shares of Common Stock of the Company, including 85,000 shares of Common Stock of the Company under the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law"), a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys fees), judgments, fines and settlements in nonderivative suits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Delaware law, however provides that such person must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended.

         Article Ten of the Company's Certificate of Incorporation and Article VII of the Company's bylaws provide, in general, that the Company shall indemnify its directors and officers under certain of the circumstances defined in Section 145. The Company has entered into agreements with each member of its Board of Directors pursuant to which it will advance to each director costs of litigation in accordance with the indemnification provisions of the Company's Certificate of Incorporation and bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

The following are filed as exhibits to this Registration Statement:

Exhibit No.               Description

       4 .1      -        Form of certificate representing shares of Common Stock (filed as Exhibit 1 to Harken's
                          Registration Statement on Form 8-A, File No. 0-9207, and incorporated by reference herein).
       4 .2      -        Certificate of the Designations, Powers, Preferences and Rights of Series C Cumulative
                          Convertible Preferred Stock, $1.00 par value of Harken Energy Corporation (filed as Exhibit 4.3 to Harken's Annual Report on Form 10-K for fiscal year ended December 31, 1989, File No. 0-
                          9207, and incorporated by reference herein).
       4 .3      -        Certificate of the Designations of Series D Preferred Stock, $1.00 par value of Harken Energy
                          Corporation (filed as Exhibit 4.3 to Harken's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, File No. 0-9207, and incorporated by reference herein).
       4 .4      -        Harken Energy Corporation 1996 Incentive and Nonstatutory Stock Option Plan (filed as Exhibit
                          10.1 to Harken's Quarterly Report on Form 10-Q for the quarterly period ended September 30,
                          1996, File No. 0-9207, and incorporated by reference herein).
       *4.5      -        Amendment No. 1 to Harken Energy Corporation 1996 Incentive and Nonstatutory Stock Option Plan.
       *4.6      -        Amendment No. 2 to Harken Energy Corporation 1996 Incentive and Nonstatutory Stock Option Plan.
       *5.1      -        Opinion of Gregory S. Porter, Esq.
     *23 .1      -        Consent of Arthur Andersen LLP.
     *23 .2      -        Consent of  Gregory S. Porter, Esq. (included in opinion filed as Exhibit 5.1).
     *24 .1      -        Powers of Attorney.

----------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with te Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 19, 1997.


                                      HARKEN ENERGY CORPORATION



                                                        *
                                      ----------------------------------------
                                      Mikel D. Faulkner, Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                                Date
 -------------------------------     -------------------------------------          ---------------
              *                      Chairman of the Board and Chief                August 19, 1997
 -------------------------------     Executive Officer (Principal
 Mikel D. Faulkner                   Executive Officer)





              *                      President and Chief Operating                  August 19, 1997
 -------------------------------     Officer and Director
 Richard H. Schroeder




              *                      Senior Vice President, Chief                   August 19, 1997
 -------------------------------     Financial Officer and Director
 Bruce N. Huff                       (Principal Accounting Officer and
                                     Principal Financial Officer)





              *                      Senior Vice President and Director             August 19, 1997
 -------------------------------
 Steve C. Voss

              *                      Director                                       August 19, 1997
 -------------------------------
 Michael M. Ameen, Jr.




                                     Director
 -------------------------------
 Michael R. Eisenson




                                     Director
 -------------------------------
 Gary R. Petersen




                                     Director
 -------------------------------
 Hobart A. Smith




                                     Director
 -------------------------------
 Donald W. Raymond



             *                       Director                                       August 19, 1997
 -------------------------------
 Gary B. Wood


*Gregory S. Porter, by signing his name hereto, does hereby sign this Registration Statement on behalf of Harken Energy Corporation and each of the above-named officers and directors of such Company pursuant to powers of attorney, executed on behalf of the Company and each officer and director.


/s/ Gregory S. Porter
-------------------------------
Gregory S. Porter,
Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                                            Sequentially
                                                                                                            Numbered
 Exhibit No.              Exhibit                                                                           Page
 -----------              -------                                                                           ------------
 4.1                      Form of certificate representing shares of Harken common stock, par value $.01 per share (filed as Exhibit 1 to Harken's Registration Statement on
                          Form 8-A, File No. 0-9207, and incorporated by reference herein).

 4.2                      Certificate of the Designations, Powers, Preferences and Rights of Series C
                          Cumulative Convertible Preferred Stock, $1.00 par value of Harken Energy
                          Corporation (filed as Exhibit 4.3 to Harken's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-9207, and incorporated by reference herein).

 4.3                      Certificate of the Designations of Series D Preferred Stock, $1.00 par value of
                          Harken Energy Corporation (filed as Exhibit 4.3 to Harken's Quarterly Report on
                          Form 10-Q for the quarterly period ended September 30, 1995, File No. 0-9207, and incorporated by reference herein).

 4.4                      Harken Energy Corporation 1996 Incentive and Nonstatutory Stock Option
                          Plan (filed as Exhibit 10.1 to Harken's Quarterly Report on Form 10-Q for
                          the quarterly period ended September 30, 1996, File No.  0-9207, and incorporated by reference herein).

 *4.5                     Amendment No. 1 to Harken Energy Corporation 1996 Incentive and
                          Nonstatutory Stock Option Plan.

 *4.6                     Amendment No. 2 to Harken Energy Corporation 1996 Incentive and
                          Nonstatutory Stock Option Plan.

 *5.1                     Opinion of Gregory S. Porter, Esq.

 *23.1                    Consent of Arthur Andersen LLP.

 *23.2                    Consent of Gregory S. Porter, Esq. (included in opinion filed as
                          Exhibit 5.1).

 *24.1                    Powers of Attorney.

------------------
* Filed herewith